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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in the registration statement of Valence Technology, Inc. (a company in the development stage) (the "Company") on Amendment No. 2 to Form S-3 of our report, which includes an explanatory paragraph regarding Hanil Valence Co. Ltd.'s ability to continue as a going concern, dated May 11, 1998, on our audit of the financial statements of Hanil Valence Co., Ltd. as of March 31, 1998, and for the year then ended, which report is included in the Company's annual report on Form 10-K.

                                                   SAMIL ACCOUNTING CORPORATION


Seoul, Korea

May 11, 1999